Ex. 99.1

GameTech Announces Investor Conference Call to Discuss Second Quarter Earnings Results

RENO, Nev., June 22 /PRNewswire-FirstCall/ -- GameTech International, Inc. ("GameTech" or the "Company") (Nasdaq: GMTC - News), a leading designer, developer and marketer of interactive electronic bingo equipment, bingo systems, video lottery terminals, and slot machine equipment, today announced that it has scheduled an investor conference call for 2:00 pm pacific time (5:00 pm eastern) on Wednesday, June 23, 2010.

The domestic toll-free call-in number for the investor conference call is:

(800) 860-2442

Local calls made are placed at:

(412) 858-4600

Caller should ask for:  GameTech second quarter earnings results conference.  It is recommended that you call 15 minutes prior to the start time to register and identify.

GameTech International, Inc. is in the business of designing, developing, manufacturing, and marketing interactive computerized bingo equipment and systems, video lottery terminals, slot machine gaming devices, and related software.  GameTech International, Inc. is an innovator in advanced wireless gaming applications and devices as well as software and content for traditional slot machine games.  GameTech International, Inc. serves customers in 40 U.S. states, Canada, Japan, and the United Kingdom. The company was incorporated in 1994 and is headquartered in Reno, Nevada.

Statements in this press release that are not historical facts are intended to be forward-looking statements subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  GameTech cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors may include risks associated with doing business in a regulated industry, our ability to retain customers and secure new customers, risks associated with rapid technological change, and those disclosed in documents filed by the Company with the Securities and Exchange Commission, including the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. GameTech does not intend, and undertakes no obligation, to update our forward-looking statements to reflect future events or circumstances.